Exhibit 19.1

PROCEDURES AND GUIDELINES GOVERNING INSIDE TRADING AND TIPPING FOR ALL DIRECTORS, OFFICERS AND EMPLOYEES, THEIR FAMILY MEMBERS, AND SPECIALLY DESIGNATED OUTSIDERS

I.
PURPOSE

In order to comply with federal and state securities laws governing (a) trading in Company securities while in the possession of “material nonpublic information” concerning the Company, and (b) tipping or disclosing material nonpublic information to outsiders, and in order to prevent even the appearance of improper insider trading or tipping, the Company has adopted this policy for all of its directors, officers and employees, their family members, and specially designated outsiders who have access to the Company’s material nonpublic information.

II.
SCOPE

A.
This policy covers all directors, officers and employees of the Company, their family members (collectively referred to as “Insiders”), and any outsiders whom the Compliance Officer may designate as Insiders because they have access to material nonpublic information concerning the Company.

B.
The policy applies to any and all transactions in the Company’s securities, including its common stock and options to purchase common stock, and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities.

C.
The policy will be delivered to all Insiders and designated outsiders upon its adoption by the Company, and to all new directors, officers, employees and designated outsiders at the start of their employment or relationship with the Company. Upon first receiving a copy of the policy or any revised versions, each Insider must sign an acknowledgment that he or she has received a copy and agrees to comply with the policy’s terms. Section 16 Individuals and Key Employees, as defined below, may be required to certify compliance with the policy on an annual basis.

III.
SECTION 16 INDIVIDUALS AND KEY EMPLOYEES

A.
SECTION 16 INDIVIDUALS

The Company has designated those persons listed on Exhibit A attached hereto as the directors and officers who are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the underlying rules and regulations promulgated by the SEC. Section 16 Individuals must obtain prior approval of all trades in Company securities from the Compliance Officer in accordance with the procedures set forth in Section VI.C below. The Company will amend Exhibit A from time to time as necessary to reflect the addition, resignation or departure of Section 16 Individuals.

Approved: January 8, 2024

B.
KEY EMPLOYEES

The Company has designated those persons listed on Exhibit B attached hereto as Key Employees who, because of their position with the Company and their access to material nonpublic information. The Company will amend Exhibit B from time to time as necessary to reflect the addition, resignation or departure of Key Employees. Other employees may be designated Key Employees by the Compliance Officer and listed on Exhibit B with respect to certain transactions or certain periods as designated by the Compliance Officer.

IV.
INSIDER TRADING COMPLIANCE OFFICER

The Company has designated the Company’s General Counsel as its Insider Trading Compliance Officer (the “Compliance Officer”). In the absence of a General Counsel, the Company’s Chief Financial Officer will serve as the Compliance Officer. The Compliance Officer will review and either approve or prohibit all proposed trades by Section 16 Individuals in accordance with the procedures set forth in Section VI.C below.

In addition to the trading approval duties described in Section VI.C below, the duties of the Compliance Officer will include the following:

A.
Administering this policy and monitoring and enforcing compliance with all policy provisions and procedures.

B.
Responding to all inquiries relating to this policy and its procedures.

C.
Designating and announcing special trading blackout periods during which no Insiders, or designated Insiders/Outsiders, may trade in Company securities.

D.
Providing copies of this policy and other appropriate materials to all current and new Insiders and such other persons who the Compliance Officer determines have access to material nonpublic information concerning the Company.

E.
Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including without limitation Sections 10(b), 16, 20A and 21A of the Exchange Act and the rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933 (the “Securities Act); and assisting, if requested, in the preparation and filing of all required SEC reports relating to insider trading in Company securities, including without limitation Forms 3, 4, 5, and 144 and Schedules 13D and 13G.

F.
Revising the policy as necessary to reflect changes in federal or state insider trading laws and regulations.

G.
Maintaining as Company records originals or copies of all documents required by the provisions of this policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including without limitation Forms 3, 4, 5, and 144 and Schedules 13D and 13G.

H.
Maintaining the accuracy of the list of Section 16 Individuals and Key Employees as attached on Exhibits A and B and updating them periodically as necessary to reflect additions to or deletions from each category of individuals.

Approved: January 8, 2024

I.
The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties.

V.
DEFINITION OF “MATERIAL NONPUBLIC INFORMATION”

•
“MATERIAL” INFORMATION

Information about the Company is “material if it would be expected to affect the investment or voting decisions of the reasonable shareholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information which could reasonably be expected to affect the price of Company securities. While it is not possible to identify all information that would be deemed “material”, the following types of information ordinarily would be considered material:

•
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.

•
Company projections and strategic plans.

•
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

•
New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof.

•
Major discoveries or significant changes or developments in products or product lines, research or technologies.

•
Significant changes or developments in supplies or inventory, including significant product defects, recalls, or product returns.

•
Significant pricing changes.

•
Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

•
Significant changes in senior management.

•
Significant labor disputes or negotiations.

•
Actual or threatened major litigation, or the resolution of such litigation (including criminal indictments or government investigations).

•
Significant cybersecurity risks and incidents or investigations, such as a data breach, or any other significant disruption in the company’s operations or loss, potential loss, breach or unauthorized access of its property or assets, whether at its facilities or through its information technology infrastructure.

Approved: January 8, 2024

•
The imposition of an event-specific restriction on trading in Company securities or the securities of another company or the extension or termination of such restriction.

•
“NONPUBLIC” INFORMATION

Material information is “nonpublic” if it has not been widely disseminated to the public through major newswire services, national news services and financial news services. For the purposes of this policy, information will be considered public, i.e., no longer “nonpublic”, after the close of trading two full trading days following the Company’s widespread public release of the information.

•
CONSULT THE COMPLIANCE OFFICER FOR GUIDANCE

Any Insiders who are unsure whether the information that they possess is material or nonpublic must consult the Compliance Officer for guidance before trading in any Company securities.

VI.
STATEMENT OF COMPANY POLICY AND PROCEDURES

A.
PROHIBITED ACTIVITIES

1.
No Insider may trade in Company securities while possessing material nonpublic information concerning the Company.

2.
No Section 16 Individual or Key Employees listed on Exhibits A and B attached hereto, as amended from time to time, or their family members, may trade in Company securities outside of the applicable “trading windows” described in Section VI.B below, or during any special trading blackout periods designated by the Compliance Officer.

3.
No Section 16 Individual or Key Employee listed on Exhibits A and B attached hereto, as amended from time to time, or their family members, may trade in Company securities unless the trade(s) have been approved by the Compliance Officer in accordance with the procedures set forth in Section VI.C below.

4.
The Compliance Officer and any of his or her family members may not trade in Company securities unless the trade(s) have been approved by a more senior executive officer or other member of senior management in accordance with the procedures set for in Section VI.C below.

Approved: January 8, 2024

5.
No Insider may “tip” or disclose material nonpublic information concerning the Company to any outside person (including family members, friends, business contacts, analysts, individual investors, and members of the investment community and news media), unless required as part of that Insider’s regular duties for the Company and authorized by the Compliance Officer. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this policy and/or to sign a confidentiality agreement. All inquiries from outsiders regarding material nonpublic information about the Company must be forwarded to the Compliance Officer.

6.
No Insider may give trading advice of any kind about the Company to anyone while possessing material nonpublic information about the Company, except that Insiders should advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all Insiders from giving trading advice concerning the Company to third parties even when the Insiders do not possess material nonpublic information about the Company.

7.
No Insider may trade in any interest or position relating to the future price of Company securities, such as a put, call, or short sale.

8.
No Insider may (a) trade in the securities of any other public company while possessing material nonpublic information concerning that company, (b) “tip” or disclose material nonpublic information concerning any other public company to anyone, or (c) give trading advice of any kind to anyone concerning any other public company while possessing material nonpublic information about that company.

9.
No Insider may enter into hedging transactions with respect to Company securities.

B.
TRADING WINDOWS AND BLACKOUT PERIODS

1.
Trading Window for Section 16 Individuals and Key Employees and Their Family Members. After obtaining trading approval, if required, from the Compliance Officer in accordance with the procedures set for in Section VI.C below, Section 16 individuals and their family members may trade in Company securities only during the period beginning after the close of trading two full days following the Company’s widespread public release of quarterly or year-end earnings and ending on the 20th day of the third month in each quarterly fiscal period of the Company. The period beginning on the 21st day of the third month in each fiscal quarterly period and continuing through the 2nd full trading day following the Company’s widespread public release of earnings for such quarterly period shall be a blackout period. The Compliance Officer may designate other periods as special blackout periods during which trading in Company securities is not permitted.

2.
No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No Insiders possessing material nonpublic information concerning the Company may trade in Company securities even during applicable

Approved: January 8, 2024

trading windows. Persons possessing such information may trade during a trading window only after the close of trading on the second full trading day following the Company’s widespread public release of the information.

3.
No Trading During Blackout Periods. No Section 16 Individuals or Key Employees listed on Exhibits A and B, as amended from time to time, or their family members may trade in Company securities outside of the applicable trading windows (i.e., during the blackout period referred to in B.1 above) or during any special blackout periods that the Compliance Officer may designate. No Insiders may disclose to any outside third party that a special blackout period has been designated.

4.
Exceptions for Hardship Cases. The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading windows (but not during special blackout periods) due to financial hardship or other hardships, but only in accordance with the procedures set forth in Section VI.C.2 below.

C.
PROCEDURES FOR APPROVING TRADES BY SECTION 16 INDIVIDUALS, KEY EMPLOYEES AND HARDSHIP CASES

1.
Section 16 individual. No Section 16 Individual or their family members may trade in Company securities until:

a. the person trading has notified the Compliance Officer in writing of the amount and nature of the proposed trade(s),

b. the person trading has certified to the Compliance Officer in writing no earlier than two business days prior to the proposed trade(s) that (i) he or she is not in possession of material nonpublic information concerning the Company and (ii) the proposed trade(s) do not violate the trading restrictions of Section 16 of the Exchange Act or Rule 144 of the Securities Act, and

c. the Compliance Officer has approved the trade(s) and has certified his approval in writing.

2.
Key Employees. Key Employees listed on Exhibit B, or their family members are not required to obtain approval of the Compliance Officer to trade in Company securities during any period that is not a blackout period or a special blackout period provided they are not in possession of Material Nonpublic Information.

3.
Hardship Trades. The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading windows due to financial hardship or other hardships only after:

a. the person trading has notified the Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed trade(s).

b. the person trading has certified to the Compliance Officer in writing no earlier than two business days prior to the proposed trade(s) that he or she

Approved: January 8, 2024

is not in possession of material nonpublic information concerning the Company, and

c. the Compliance Officer has approved the trade(s) and has certified his approval in writing.

4.
No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Compliance Officer to approve any trades requested by Section 16 Individuals, Key Employees or hardship applicants. The Compliance Officer may reject any trading requests in his sole reasonable discretion.
D.
EXCEPTIONS

1.
Employee Stock Purchase Plans. The trading prohibitions and restrictions set forth in this policy do not apply to periodic contributions by the Company or employees to employee benefit plans (e.g., pension or 401K plans) which are used to purchase Company securities pursuant to the employees’ advance instructions. However, no officers or employees may alter their instructions regarding the purchase or sale of Company securities in such plans while in the possession of material nonpublic information.

2.
Equity Awards. The trading prohibitions and restrictions of this policy apply to all sales of securities acquired through the exercise of stock options granted by the Company, but not to the acquisition of securities through such exercises or vesting of restricted stock or restricted stock units, or the exercise of a right to have the Company withhold shares to satisfy the tax withholding consequences of vesting. The trading prohibitions would apply to market sales of any shares received.

3.
Rule 10b5-1 Trading Plans. The trading prohibitions and restrictions set forth in this policy do not apply to purchases or sales made pursuant to a Rule 10b5-1 plan that is adopted and operated in compliance with the terms of Section VI.F below.

E.
PRIORITY OF STATUTORY OR REGULATORY TRADING RESTRICTIONS

The trading prohibitions and restrictions set forth in this policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short-swing trading by Section 16 Individuals or restrictions on the sale of securities subject to Rule 144 under the Securities Act of 1933. Any Insider who is uncertain whether other prohibitions or restrictions apply should ask the Compliance Officer.

Approved: January 8, 2024

F.
RULE 10b5-1 TRADING PLANS

1.
General Information. Under Rule 10b5-1 of the Exchange Act, an individual has an affirmative defense against an allegation of insider trading if he or she demonstrates that the purchase, sale or trade in question took place pursuant to a binding contract, specific instruction or written plan that was put into place before he or she became aware of material nonpublic information. Such contracts, irrevocable instructions and plans are commonly referred to as Rule 10b5-1 plans.

Rule 10b5-1 plans have the obvious advantage of providing an affirmative defense against insider trading liability. However, they also require advance commitments regarding the amounts, prices and timing of purchases or sales of Company securities and thus limit flexibility and discretion. In addition, once a Rule 10b5-1 plan has been adopted, it is generally not permissible to amend or modify such plan. Accordingly, while some individuals may find Rule 10b5-1 plans attractive, they may not be suitable for all Insiders.

Approved: January 8, 2024

2.
Specific Requirements.

a. Pre-Approval. For a Rule 10b5-1 plan to serve as an adequate defense against an allegation of insider trading, a number of legal requirements must be satisfied. Accordingly, any Insider wishing to establish a Rule 10b5-1 plan must first receive approval from the Compliance Officer or his or her designee. Section 16 Individuals wanting to establish a Rule 10b5-1 plan must also satisfy the following notice and certification requirements:

(i) the Section 16 Individual must certify to the Compliance Officer in writing no earlier than two business days prior to submitting a request to establish a Rule 10b5-1 plan that he or she is not in possession of material nonpublic information concerning the Company, and

(ii) the Compliance Officer must approve the establishment of the Rule 10b5-1 plan and certified his approval in writing.

The Compliance Officer may disapprove any submitted Rule 10b5-1 plan, or to require the inclusion of additional provisions in any submitted Rule 10b5-1 plan designed to protect the Company, whether before or after the date of approval of such plan by the Compliance Officer.

b. Material Nonpublic Information and Blackouts. An Insider desiring to enter into a Rule 10b5-1 plan must enter into the plan at a time when the Insider is not aware of any material nonpublic information about the Company or otherwise subject to a special blackout period.

c. Trading Window. In addition to VI.F.2.b., Section 16 Individuals and Key Employees may only establish a Rule 10b5-1 plan during a trading window.

d. 30-Day Waiting Period. To avoid even the appearance of impropriety, the Company requires a waiting period of 30 days between the date the Rule 10b5-1 plan is adopted and the date of the first possible transaction under the plan.

e. Section 16 Reporting. Section 16 Individuals must report each trade under Rule 10b5-1 plan immediately after it is made or a process should be established whereby the Section 16 Individual’s broker reports such trades to the Compliance Officer so that all required SEC reports relating to insider trading may be timely filed.

f. Trading outside of the Rule 10b5-1 Plan. Anyone making additional trades under this policy outside of their Rule 10b5-1plan must satisfy all applicable requirements of this policy in connection with such trades, including having such trades pre-cleared by the Compliance Officer under Section VI.C above, and restricting these trades to the established window periods under Section VI.B above. Purchases and sales made outside of the Rule 10b5-1 plan may not operate as a hedge against the actual or anticipated trading established under the plan.

Approved: January 8, 2024

3.
Blackout Periods. No Approved 10b5-1 Plan may be adopted during a blackout period. If you are considering entering into, modifying or terminating an Approved 10b5-1 Plan or have any questions regarding Approved Rule 10b5-1 Plans, please contact the Compliance Officer. You should consult your own legal and tax advisors before entering into, or modifying or terminating, an Approved 10b5-1 Plan. A trading plan, contract, instruction or arrangement will not qualify as an Approved 10b5-1 Plan without the prior review and approval of the Compliance Officer as described above.

VII.
POTENTIAL CIVIL, CRIMINAL AND DISCIPLINARY SANCTIONS

A.
CIVIL AND CRIMINAL PENALTIES

The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to several million dollars, and serve a jail term of up to twenty years. The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties.

B.
COMPANY DISCIPLINE

Violation of this policy or federal or state insider trading or tipping laws by any director, officer or employee, or their family members, may subject the director to dismissal proceedings and the officer or employee to disciplinary action by the Company up to and including termination for cause.

C.
REPORTING OF VIOLATIONS

Any Insider who violates this policy or any federal or state laws governing insider trading or tipping or knows of any such violation by any other Insiders, must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.

Approved: January 8, 2024

VIII.
INQUIRIES

Please direct all inquiries regarding any of the provisions or procedures of this policy to the Compliance Officer.

Approved: January 8, 2024

RECEIPT AND ACKNOWLEDGMENT

I, ______________________________, hereby acknowledge that I have received and read a copy of the “Procedures and Guidelines Governing Insider Trading and Tipping” and agree to comply with its terms. I understand that violation of insider trading or tipping laws or regulations may subject me to severe civil and/or criminal penalties, and that violation of the terms of the above titled policy may subject me to discipline by the Company up to and including termination for cause.

Signature	Date

Approved: January 8, 2024

EXHIBIT A

SECTION 16 INDIVIDUALS

EXHIBIT B

KEY EMPLOYEES

Approved: January 8, 2024

APPLICATION AND APPROVAL FORM FOR TRADING BY SECTION 16 INDIVIDUALS

Name:

Title:

Proposed Trade Date:

Type of Security to be Traded:

Type of Trade (Purchase/Sale):

EXAMPLES OF MATERIAL NONPUBLIC INFORMATION

While it is not possible to identify all information that would be deemed “material nonpublic information”, the following types of information ordinarily would be included in the definition if not yet publicly released by the Company:

•
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.

•
Company projections and strategic plans.

•
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

•
New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof.

•
Major discoveries or significant changes or developments in products or product lines, research or technologies.

•
Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns.

•
Significant pricing changes.

•
Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

•
Significant changes in senior management.

•
Significant labor disputes or negotiations.

•
Actual or threatened major litigation or the resolution of such litigation.

Approved: January 8, 2024

CERTIFICATION

I, ______________________________, hereby certify that (i) I am not in possession of any “material nonpublic information” concerning the Company (as defined in the Company’s “Procedures and Guidelines Governing Insider Trading and Tipping”) and (ii) to the best of my knowledge, the proposed trade(s) listed above do not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933. I understand that if I trade while possessing such information or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company up to and including termination for cause.

Signature	Date

REVIEW AND DECISION

The undersigned hereby certifies that the Insider Trading Compliance Officer has reviewed the foregoing application and _____ APPROVES _____ PROHIBITS the proposed trade(s).

Insider Trading Compliance Officer (or Designee)	Date

Approved: January 8, 2024

APPLICATION AND APPROVAL FORM FOR TRADING BY SECTION 16 INDIVIDUALS OR KEY EMPLOYEES IN HARDSHIP SITUATIONS

Name:

Title:

Proposed Trade Date:

Type of Security to be Traded:

Type of Trade (Purchase/Sale):

Number of Shares to be Traded:

Reasons for Trading:

Approved: January 8, 2024

EXAMPLES OF MATERIAL NONPUBLIC INFORMATION

While it is not possible to identify all information that would be deemed “material nonpublic information”, the following types of information ordinarily would be included in the definition if not yet publicly released by the Company:

•
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.

•
Company projections and strategic plans.

•
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

•
New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof.

•
Major discoveries or significant changes or developments in products or product lines, research or technologies.

•
Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns.

•
Significant pricing changes.

•
Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

•
Significant changes in senior management.

•
Significant labor disputes or negotiations.

•
Actual or threatened major litigation or the resolution of such litigation.

Approved: January 8, 2024

CERTIFICATION

I, ______________________________, hereby certify that (i) I am not in possession of any “material nonpublic information” concerning the Company (as defined in the Company’s “Procedures and Guidelines Governing Insider Trading and Tipping”) and (ii) to the best of my knowledge, the proposed trade(s) listed above do not violate the trading restrictions of Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933. I understand that if I trade while possessing such information or in violation of such trading restrictions, I may be subject to severe civil and/or criminal penalties, and may be subject to discipline by the Company up to and including termination for cause.

Signature	Date

REVIEW AND DECISION

The undersigned hereby certifies that the Insider Trading Compliance Officer has reviewed the foregoing application and _____ APPROVES _____ PROHIBITS the proposed trade(s).

Insider Trading Compliance Officer (or Designee)	Date

Approved: January 8, 2024

APPLICATION AND APPROVAL FORM FOR ESTABLISHMENT OF 10B5-1 PLANS BY SECTION 16 INDIVIDUALS

Name:

Title:

Proposed Establishment Date:

EXAMPLES OF MATERIAL NONPUBLIC INFORMATION

While it is not possible to identify all information that would be deemed “material nonpublic information”, the following types of information ordinarily would be included in the definition if not yet publicly released by the Company:

•
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.

•
Company projections and strategic plans.

•
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.

•
New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof.

•
Major discoveries or significant changes or developments in products or product lines, research or technologies.

•
Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns.

•
Significant pricing changes.

•
Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.

•
Significant changes in senior management.

•
Significant labor disputes or negotiations.

•
Actual or threatened major litigation or the resolution of such litigation.

Approved: January 8, 2024

CERTIFICATION

I, ______________________________, hereby certify that I am not in possession of any “material nonpublic information” concerning the Company (as defined in the Company’s “Procedures and Guidelines Governing Insider Trading and Tipping”).

Signature	Date

REVIEW AND DECISION

The undersigned hereby certifies that the Insider Trading Compliance Officer has reviewed the foregoing application and _____ APPROVES _____ PROHIBITS the establishment of a 10b5-1 plan.

Insider Trading Compliance Officer (or Designee)	Date

Approved: January 8, 2024